                                    BY-LAWS

                                       OF

                                   IBAH, INC.
                         ----------------------------

                                   ARTICLE I

                                    Offices

     Section 1.1. Registered Office.  The registered office of IBAH, Inc. (the
                  -----------------
"Corporation") shall be in the City of Wilmington, County of New Castle, Delaware.

     Section 1.2. Other Offices.  The Corporation may also have offices at such
                  -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                           Meetings of Stockholders.

     Section 2.1. Place.  All meetings of the stockholders for the election of
                  -----
directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, and shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Annual Meeting.  An annual meeting of stockholders shall be
                  --------------
held for the election of directors at such date, time and place as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these By-laws, or by statute.

     Section 2.3. Special Meetings.  Special meetings of the stockholders, for
                  ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board, the President or shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding a majority of the entire capital stock of the Corporation issued and Outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.4. Notice of Meetings.  Whenever stockholders are required or
                  ------------------
permitted to take any action at a meeting, a written notice of the meeting stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose of purposes for which the meeting was called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

     Section 2.5. List of Stockholders.  The Secretary shall prepare and make,
                  --------------------
at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.6. Quorum.  At each meeting of stockholders the presence in
                  ------
person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited, to its own stock, held by it in a fiduciary capacity.

     Section 2.7. Organization.  Meetings of stockholders shall be presided over
                  ------------
by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.8. Voting: Proxies.  Except as otherwise provided by this
                  ---------------
Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

     Section 2.9. Action without Meeting. Unless otherwise restricted by the
                  ----------------------
Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 2.10.  Fixing Date for Determination of Stockholders of Record.  In
                    -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE III

                              Board of Directors

          Section 3.1. Number; Qualifications.  The Board of Directors shall
                       ----------------------
consist of not less than five nor more than eleven members, as shall be determined from time to time by resolution of the Board, subject to the power of the stockholders to change such action. At least three of the directors shall be "Independent Directors". For purposes of these By-laws "Independent Director" shall mean a person, other than an officer or employee of the Corporation or its subsidiaries or any other individual who has a relationship with the Corporation which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The directors need not be stockholders.

          Section 3.2.  Election and Terms of Directors; Board Action.   The
                        ---------------------------------------------
directors, other than those who may be elected pursuant to the Certificate of Incorporation by the holders of any series of preferred stock voting separately as a single class, shall be divided, with respect to the time for which they severally hold office, into three classes with the term of office of the first class to expire at the 1997 annual meeting of stockholders, the term of office of the second class to expire at the 1998 annual meeting of stockholders and the term of office of the third class to expire at the 1999 annual meeting of stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1997 annual meeting of stockholders, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors and except as otherwise provided in the Certificate of Incorporation with respect to the rights of the holders of any series of preferred stock to elect directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Any director who may be elected pursuant to the Certificate of Incorporation by the holders of any series of preferred stock voting separately as a single class, shall, at each annual meeting of stockholders, be elected for a term of office to expire at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until he or she resigns or is removed from office by the holders of such series of preferred stock; provided, however, that the term of office of any such director shall expire at the next annual meeting that follows the date as of which any such preferred stock shall no longer be outstanding.

          Section 3.3.  Newly Created Directorships and Vacancies; Resignation;
                        -------------------------------------------------------
Removal.  Subject to applicable law and to the rights of the holders of any
- -------
series of preferred stock to elect directors as provided in the Certificate of Incorporation, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. If there are no directors in office, subject to the rights of the holders of any series of preferred stock to elect directors as provided in the Certificate of Incorporation, then an election of directors may be held in the manner provided by statute. If, at the time of filling any newly created directorship or any vacancy, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to fill any such newly created directorships or vacancies, or to replace the directors chosen by the directors then in office. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. If a director elected by the holders of any series of preferred stock entitled to vote separately as a single class is removed by such holders, and if the holders of such series of preferred stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of such series of preferred stock elect a director to fill such position and shall not be filled by resolution or vote of the corporation's Board of Directors or the corporation's other stockholders. Any director may resign at any time upon written notice to the corporation. Any director classified pursuant to Section 3.2, or all such directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. Any director who may be elected pursuant to the Certificate of Incorporation by the holders of any series of preferred stock voting separately as a single class may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of such series of preferred stock voting separately as a single class.

          Section 3.4. Powers.  The business of the Corporation shall be managed
                       ------
by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

          Section 3.5. Meetings.  The Board of Directors of the Corporation may
                       --------
hold meetings, both regular and special, either within or without the State of Delaware.

          Section 3.6. First Meeting.  The first meeting of each newly elected
                       -------------
Board of Directors shall be held immediately following the annual meeting of stockholders at which such directors are elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.

          Section 3.7. Regular Meetings.  Regular meetings of the Board of
                       ----------------
Directors may be held without notice at such time and at such place within or without the State of Delaware as shall from time to time be determined by the Board.

          Section 3.8. Special Meetings.  Special meetings of the Board of
                       ----------------
Directors may be called by the Chairman of the Board or President on two business days' notice to each director, either personally or by mail, by telegram or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

          Section 3.9. Quorums.  At all meetings of the Board of Directors a
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majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 3.10. Conference Telephone.  Members of the Board of Directors
                        --------------------
(or any committee designated by the Board) may participate in a meeting of the Board or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          Section 3.11. Organization.  Meetings of the Board of Directors shall
                        ------------
be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 3.12. Unanimous Consent.  Unless otherwise restricted by the
                        -----------------
Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 3.13. Committees.  The Board of Directors may, by resolution
                        ----------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Section 3.14. Minutes.  Each committee shall keep regular minutes of
                        -------
its meetings and report the same to the Board of Directors when required.

          Section 3.15. Fees and Expenses.  The directors may be paid their
                        -----------------
expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed additional compensation for attending committee meetings.

                                  ARTICLE IV

                                    Notices

          Section 4.1. Methods of Notice.  Whenever, under the provisions of the
                       -----------------
laws of the State of Delaware or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, notice may be given by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

          Section 4.2. Waiver.  Whenever any notice is required to be given
                       ------
under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   Officers

          Section 5.1. Election: Titles: Term of Office.  The Board of Directors
                       --------------------------------
shall elect a President, a Vice-President, a Secretary and a Treasurer who shall have such powers and duties as set forth herein and as from time to time be determined by the Board of Directors. The Board of Directors may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also elect or appoint additional vice-presidents, one or more assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem necessary. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

          Section 5.2. Resignation; Removal.  Any officer may resign at any time
                       --------------------
upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.

          Section 5.3. Salaries.  The salaries and other compensation of all
                       --------
officers and agents of the Corporation shall be fixed by the Board of Directors.

          Section 5.4 Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
preside at all meetings of the Board of Directors and stockholders and shall have such other powers and perform such other duties as may be assigned to him by the Board.

          Section 5.5. President.  Subject to the control of the Board of
                       ---------
Directors, the President shall be the chief executive officer of the Corporation and in addition shall perform such duties as from time to time may be assigned to him by the Board. He may execute on behalf of the Corporation all contracts, deeds, bonds, mortgages, notes or other documents whether or not requiring the seal of the Corporation. He shall have responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

          Section 5.6. Vice-Presidents.  In the absence of the President or in
                       ---------------
the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 5.7. Secretary.  The Secretary shall attend all meetings of
                       ---------
the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

          Section 5.8. Assistant Secretary.  The Assistant Secretary, or if
                       -------------------
there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 5.9. Treasurer.  The Treasurer shall have the custody of the
                       ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

          Section 5.10.  Assistant Treasurer.  The Assistant Treasurer or if
                         -------------------
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, their in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VI

                                Indemnification

          Section 6.1. Right to Indemnification. The Corporation shall indemnify
                       ------------------------
and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may Hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses incurred by such a person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

          Section 6.2. Prepayment of Expenses.  The Corporation shall pay the
                       ----------------------
expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise.

          Section 6.3. Non-Exclusivity of Rights. The rights conferred on any
                       -------------------------
person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 6.4. Amendment or Repeal.  Any appeal or modification of the
                       -------------------
foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

          Section 6.5. Insurance.  The Board of Directors may authorize, by a
                       ---------
vote of a majority of the full Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this
Article VI.

                                  ARTICLE VII

                             Certificates of Stock

          Section 7.1. Right to Certificate.  Every holder of stock in the
                       --------------------
Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

          Section 7.2. Statements Setting Forth Rights.  If the Corporation
                       -------------------------------
shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

          Section 7.3. Facsimile Signature.  Where a certificate is
                       -------------------
countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall leave ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Section 7.4. Lost Certificates.  The Board of Directors may delegate
                       -----------------
to its transfer agent the authority to issue without further action or approval of the Board, a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation alleged to leave been lost, stolen or destroyed, upon the receipt by the transfer agent of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and upon the receipt from the owner of such lost, stolen or destroyed certificate, or certificates, or his or her legal representative of a bond as indemnity against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 7.5. Transfers of Stock.  Upon surrender to the Corporation or
                       ------------------
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and if such shares are not restricted as to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 7.6. Registered Stockholders.  The Corporation shall be
                       -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          Section 7.7. Transfer Agents and Registrars.  The Board of Directors
                       ------------------------------
may appoint one or more corporate transfer agents and registrars.

                                 ARTICLE VIII

                              General Provisions

          Section 8.1. Dividends.  Dividends upon the capital stock of the
                       ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 8.2. Reserves.  Before payment of any dividend, there may be
                       --------
set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, 'or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conclusive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 8.3. Annual Statement. The Board of Directors shall present to
                       ----------------
stockholders, prior to each annual meeting, a full and clear statement of the business and condition of the Corporation.

          Section 8.4. Checks.  All checks or demands for money and notes of the
                       ------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors i-nay from time to time designate.

          Section 8.5. Fiscal Year.  The fiscal year of the Corporation shall
                       -----------
be fixed by resolution of the Board of Directors.

          Section 8.6. Seal.  The corporate seal shall have inscribed thereon
                       ----
the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware. " The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE IX

                                  Amendments

          Section 9.1. Amendments.  These By-laws may be altered or repealed at
                       ----------
any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

              ***************************************************

                                 Amendments
                                 ----------

July 14, 1992 (by the directors) -- Section 3.1 changed to provide for fourteen members of the Board of Directors.

March 7, 1994 (by the directors) -- Section 3.1 changed to provide for nine members of the Board of Directors (effective April 27, 1994).

April 27, 1994 (by the stockholders) -- Corporation's name changed from Affinity Biotech, Inc. to IBAH, Inc.

March 15, 1996 (by the directors) -- Section 3.1 changed to provide for a minimum of five and a maximum of eleven members of the Board of Directors, with a minimum of three of the Directors being independent.

June 19, 1996 (by the stockholders) -- Sections 3.2 and 3.3 changed to provide for the division of the Board of Directors into three classes.